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Exhibit 32.4

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with Amendment No. 1 to the Annual Report of Alliance Capital Management L.P. (the "Company") on Form 10-K/A for the year ending December 31, 2003 to be filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert H. Joseph, Jr., Chief Financial Officer of Alliance Capital Management Corporation, general partner of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2004	/s/ Robert H. Joseph, Jr. Robert H. Joseph, Jr. Chief Financial Officer Alliance Capital Management Corporation

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  Exhibit 32.4
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002